SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-27175

Date of Report: May 29, 2011

CHINA ORGANIC FERTILIZER, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-4755369
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

49 Fuxingmennei Street, Suite 310, Beijing, P.R. China	100031
(Address of principal executive offices)	(Zip Code)

86-10-66050821
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On May 29, 2011 the Board of Directors of China Organic Fertilizer, Inc.  approved the dismissal of P.C. Liu, CPA, P.C. from its position as the principal independent accountant for China Organic Fertilizer.

The audit report of P.C. Liu, CPA, P.C. on China Organic Fertilizer’s financial statements for each of the past two fiscal years contained a modification expressing substantial doubt about the ability of China Organic Fertilizer to continue as a going concern.  The audit report of P.C. Liu, CPA, P.C. on China Organic Fertilizer’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion or qualification.  P.C. Liu, CPA, P.C. did not, during the applicable periods, advise China Organic Fertilizer of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

China Organic Fertilizer and P.C. Liu, CPA, P.C. have not, during China Organic Fertilizer’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to P.C. Liu, CPA, P.C.’s satisfaction, would have caused P.C. Liu, CPA, P.C. to make reference to the subject matter of the disagreement in connection with its reports.

China Organic Fertilizer has requested P.C. Liu, CPA, P.C. to furnish a letter addressed to the Securities Exchange Commission stating whether or not P.C. Liu, CPA, P.C. agrees with the statements in this Form 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

On May 29, 2011 China Organic Fertilizer retained the firm of Paritz & Company, P.A. to audit China Organic Fertilizer’s financial statements for the year ended March 31, 2011.  At no time during the two most recent fiscal years and the subsequent interim period through May 29, 2011, the date of the engagement, did China Organic Fertilizer consult with Paritz & Company, P.A. regarding any matter of the sort described above with reference to P.C. Liu, CPA, P.C., any issue relating to the financial statements of China Organic Fertilizer, or the type of audit opinion that might be rendered for China Organic Fertilizer.

Item 9.01                      Financial Statements and Exhibits

Exhibits

16.	Letter from P.C. Liu, CPA, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2011	CHINA ORGANIC FERTILIZER, INC.

By: /s/ Chen Yu
Chen Yu, Chief Executive Officer